SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – February 10, 2017

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 10, 2017, the Board of Directors of Honeywell International Inc. (“Honeywell” or the “Company”) elected Mr. Darius Adamczyk, age 51, as the Company’s Chief Executive Officer (“CEO”) effective on March 31, 2017. Mr. Adamczyk’s election as CEO is consistent with the Company’s CEO succession plan announced on June 28, 2016 whereby Mr. Adamczyk will succeed as CEO Honeywell’s current Chairman and CEO, Mr. David M. Cote, on March 31, 2017. On that date, Mr. Cote will cease to be CEO but remain as an employee of the Company in the capacity as Chairman of the Board through Honeywell’s 2018 shareowners meeting. Mr. Adamczyk is currently Honeywell’s Chief Operating Officer, a position he will continue to hold until he succeeds Mr. Cote as CEO. Mr. Adamczyk was elected to the Board on December 9, 2016. The Board does not intend to backfill the role of Chief Operating Officer when Mr. Adamczyk becomes CEO on March 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Jeffrey N. Neuman Jeffrey N. Neuman Vice President, Corporate Secretary and Deputy General Counsel